Exhibit 4.1

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

among

CLEAN COAL TECHNOLOGIES, INC.

a Nevada corporation

NEWSTREAM ACQUISITION CORP.

a Wyoming corporation,

and

NEWSTREAM ENERGY TECHNOLOGY GROUP, INC.

a Wyoming corporation

May 02, 2023

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”), dated as of May 02, 2023, by and among Clean Coal Technologies, Inc., a Nevada corporation (the “Parent”), NewStream Acquisition Corp., a Wyoming corporation and wholly-owned subsidiary of Parent (the “Merger Subsidiary”), and NewStream Energy Technology Group, Inc., a Wyoming corporation (the “Company”). The Parent, the Merger Subsidiary and the Company are each referred to herein as a “Party” and referred to collectively herein as the “Parties.”

WHEREAS, this Agreement contemplates a merger of the Merger Subsidiary with and into the Company, with the Company remaining as the surviving entity after the merger (the “Merger”), whereby the stockholders of the Company will receive shares of the common stock of the Parent, par value $0.0001 per share (“Parent Common Stock”) in exchange for their common stock, no par value per share, of the Company (the “Common Stock” or the “Company Common Stock”); and

WHEREAS, the Parties intend for the Merger to qualify as a “reorganization” under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement constitute a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereto, intending legally to be bound, agree as follows:

ARTICLE I

THE MERGER

1.1.    The Merger. Upon and subject to the terms and conditions set forth in this Agreement, the Merger Subsidiary shall merge with and into the Company at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Merger Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”), at which time neither the Parent nor its officers or directors shall have any ongoing liability pertaining to the Merger Subsidiary. The “Effective Time” shall be the time at which a articlese of merger in proper form and duly executed, reflecting the Merger (the “Articles of Merger”) pursuant to Section 17-29-1004 of the Wyoming Business Corporations Act (the “Wyoming Act”) is filed with the Secretary of State of the State of Wyoming. The Merger shall have the effects set forth herein and in the applicable provisions of the Wyoming Act.

1.2.    The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) may take place remotely or shall take place at the offices of Lucosky Brookman LLP, in Woodbridge, New Jersey, commencing at 9:00 a.m. local time (or such other place and time as is mutually agreed to by the Parties) on May 02, 2023, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable (and in any event not later than three Business Days) after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in Article V hereof (the “Closing Date”). As used in this Agreement, the term “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the state of New York are required or authorized by applicable law to close.

1.3.    Actions at the Closing. At the Closing:

(a) the Company shall deliver to the Parent and the Merger Subsidiary the various certificates, instruments and documents to be delivered by the Company pursuant to Sections 5.1 and 5.2;

(b) the Parent and the Merger Subsidiary shall deliver to the Company the various certificates, instruments and documents to be delivered by the Parent and/or Merger Subsidiary pursuant to Sections 5.1 and 5.3;

(c) the Surviving Corporation shall file the Articles of Merger with the Secretary of State of the State of Wyoming;

1.4.    Additional Actions. If at any time after the Effective Time the Surviving Corporation or Parent shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation or Parent, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either the Company or the Merger Subsidiary or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation, Parent and its officers and directors or their designees shall be authorized (to the fullest extent allowed under applicable law) to execute and deliver, in the name and on behalf of either the Company, Parent or the Merger Subsidiary, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company, Parent or the Merger Subsidiary, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company, Parent or the Merger Subsidiary, as applicable, and otherwise to carry out the purposes of this Agreement.

1.5.    Conversion of Company and Merger Subsidiary Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

(a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares, as defined below), all of which shall be owned by “accredited investors” as such term is defined in Rule 501(a) under the Securities Act of 1933, as amended (“Securities Act”), or owned by non-“US Persons,” as such term is defined in Regulation S under the Securities Act, shall be exchanged for an aggregate of 275,000,000 shares of newly issued shares of Parent Common Stock pro rata. The shares of Parent Common Stock into which the shares of Company Common Stock are exchanged pursuant to this Section 1.5(a) shall be referred to herein as the “Merger Shares.” Immediately following the Effective Time, the Merger Shares, on an as converted basis, shall represent approximately 77.04% of the issued and outstanding shares of Parent Common Stock on a fully diluted basis.

(b) The Parent shall direct the Parent’s transfer agent to deliver certificates for the Merger Shares to each Company Stockholder entitled thereto. If a Company stockholder’s certificate representing shares of the Company Common Stock (the “Company Stock Certificates”) has been lost, stolen or destroyed, the Parent’s transfer agent may, in its sole discretion and as a condition to the issuance of any certificates representing Merger Shares, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit with respect to such Company Stock Certificate.

(c) Each issued and outstanding share of common stock, par value $0.0001 per share, of the Merger Subsidiary shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation (the “SurviveCo Common Stock”) at which time the Acquisition Subsidiary’s existence shall cease and the Surviving Corporation shall be a wholly-owned subsidiary of Parent.

1.6.    Dissenting Shares.

(a) For purposes of this Agreement, “Dissenting Shares” means shares of Company Common Stock held as of the Effective Time by Company Stockholders who have not voted such Company Common Stock in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Sections 17-16-308 and 17-16-1302 of the Wyoming Act and not effectively withdrawn or forfeited prior to the Effective Time. Dissenting Shares shall not be converted into or represent the right to receive Merger Shares unless such Company Stockholder’s right to appraisal shall have ceased in accordance with the Wyoming Act. If such Company Stockholder has so forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares, then (i) as of the occurrence of such event, such holder’s Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Shares issuable in respect of such Company Common Stock pursuant to Section 1.5(a), and (ii) promptly following the occurrence of such event and, if requested by Parent, the proper surrender of such person’s Company Stock

Certificate, the Parent shall cause delivery to such Company Stockholder a certificate representing the Merger Shares to which such holder is entitled pursuant to Section 1.5(a).

(b) The Company shall give the Parent prompt notice of any written demands for appraisal of any Company Common Stock, withdrawals of such demands, and any other instruments that relate to such demands received by the Company. The Company shall not, except with the prior written consent of the Parent (such consent not to be unreasonably withheld), make any payment with respect to any demands for appraisal of Company Common Stock or offer to settle or settle any such demands unless required by the court of the state having jurisdiction thereof.

1.7.    Fractional Shares. No certificates or scrip representing fractional Merger Shares shall be issued to Company Stockholders on the surrender for exchange of shares of Company Common Stock, and such Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Parent with respect to any fractional Merger Shares that would have otherwise been issued to such Company Stockholders. In lieu of any fractional Merger Share to which the holder would otherwise be entitled, the Company shall pay the holder cash equal to such fraction multiplied by the value of a full Merger Share as of the Effective Time on an as converted basis.

1.8.    Options and Warrants. There are no outstanding stock options or warrants of the Company immediately prior to the Effective Time. Notwithstanding anything in this Agreement to the contrary, in the event that there are stock options or warrants of the Company outstanding immediately prior to the Merger, such stock options and warrants shall be exchanged for stock options and warrants, as applicable, of the Parent at the Effective Time.

1.9.    Directors and Officers. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Subsidiary, the Company or the holders of any shares of capital stock of any of the foregoing, the directors and officers of the Company shall be the directors and officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly appointed and qualified, as the case may be, and the Surviving Corporation and the Parent shall take any necessary actions (whether prior to, at or after the Effective Time) as shall be necessary or appropriate to effectuate or carry out the purpose of this Section 1.9. For the avoidance of doubt, at the Effective Time the officers and directors of the Parent in office immediately prior to the Effective Time resign and be replaced as set forth in this Section 1.9.

1.10.    Articles of Incorporation and Bylaws. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Subsidiary, the Company or the holders of any shares of capital stock of any of the foregoing, provided that, the Surviving Corporation or Parent may make any necessary filings with the State of Wyoming as shall be necessary or appropriate to effectuate or carry out fully the purpose of this Section 1.10:

(a) the articles of incorporation of the Company in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until duly amended or repealed;

(b) the Company has not bylaws; accordingly, the Surviving Corporation shall, promptly following the Effective Time, adopt bylaws in accordance with the Wyoming Act;

(c) the articles of incorporation of the Parent, as amended to date, in effect immediately prior to the Effective Time shall remain the articles of incorporation of the Parent until duly amended or repealed; and

(d) the bylaws of the Parent in effect immediately prior to the Effective Time shall remain the bylaws of the Parent until duly amended or repealed.

1.11.    No Further Rights. From and after the Effective Time, except as otherwise provided herein, no shares of Company Common Stock shall be deemed to be outstanding, and holders of Company Common Stock, certificated or uncertificated, shall cease to have any rights with respect thereto, except as provided herein or by applicable law, other than the right to receive Merger Shares in connection with the Merger.

1.12.    Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Common Stock shall thereafter be made. If, after the Effective Time, Company Stock Certificates are presented to the Parent or the Surviving Corporation, they shall be cancelled and exchanged for Merger Shares in accordance with Section 1.5, subject to the provisions hereof and applicable law in the case of Dissenting Shares.

1.13.    Exemption from Registration; Rule 144. The issuance of the Merger Shares and the SurviveCo Common Stock pursuant to Section 1.5 hereof shall be exempt from registration under the Securities Act, by reason of Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) thereunder, and/or Regulation S promulgated by the SEC and that all recipients of Merger Shares and such shares of SurviveCo Common Stock shall either be “accredited investors” or not “U.S. Persons” as such terms are defined in Regulation D and Regulation S, respectively. The Merger Shares and such SurviveCo Common Stock to be issued pursuant to Section 1.5 hereof and the shares of Parent Common Stock and the shares of SurviveCo Common Stock respectively issuable upon exchange thereof will be “restricted securities” within the meaning of Rule 144 under the Securities Act and may not be offered, sold, pledged, assigned or otherwise transferred unless (a) a registration statement with respect thereto is effective under the Securities Act and any applicable state securities laws, or (b) an exemption from such registration exists and either the Parent or Surviving Corporation, as applicable, receives an opinion of counsel to the holder of such securities, which counsel and opinion are satisfactory to the Parent or Surviving Corporation, as applicable, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Securities Act or applicable state securities laws, including that the applicable holding period pursuant to Rule 144 has been complied with, or the holder complies with the requirements of Regulation S, if applicable; and the certificates representing such Merger Shares and such shares of SurviveCo Common Stock will bear an appropriate legend and restriction on the books of the Parent’s or Surviving Corporation’s transfer agent to that effect.

1.14.    Certain Tax Matters. Each of the Parties shall use its Reasonable Best Efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. None of the Parties shall (and each of the Parties shall cause their respective Subsidiaries (each, a “Subsidiary” and, if more than one, “Subsidiaries”) not to take any action, or fail to take any action, that could reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code. The Parties intend to report and, except to the extent otherwise required by a “final determination” within the meaning of Section 1313(a) of the Code, shall report, for all tax purposes, the Merger as a reorganization within the meaning of Section 368(a) of the Code.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Parent that the statements contained in this Article II are and shall be true and correct as of the Closing Date. For purposes of this Article II, the phrase “to the knowledge of the Company” or any phrase of similar import shall be deemed to refer to the actual knowledge of Patrick Imeson, the Chief Executive Officer of the Company, as well as any other knowledge which such person would have possessed had such person made reasonable inquiry of executive officers, directors and key employees of the Company who report directly to such person and the accountants and attorneys of the Company.

2.1         Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming. The Company has three subsidiaries: (a) Carbon Fuels LLC, Colorado limited liability company, of which the Company owns 56% of the outstanding membership interests; (b) Wyoming New Power, Inc., a Wyoming Corporation, of which the Company owns 100% of the outstanding capital stock; and (c) Biotech Energy Solutions LLC, a Colorado limited liability company, of which the Company owns 100% of the outstanding membership interests. Each subsidiary of the Company (each a “Company Subsidiary”) is an entity duly organized, validly existing and in corporate and good standing under the laws of the jurisdiction of its organization. The Company and each Company Subsidiary is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (as defined below). The Company and each Company Subsidiary has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished or made available to the Parent complete and accurate copies of its and each Company Subsidiary’s articles of incorporation, bylaws, and other formation/organizational documents, each as amended to date (such documentation, “Organizational Documents”). Neither the Company nor any Company Subsidiary is in default under or in violation of any provision of its Organizational Documents, except where such default or violation would not be reasonably expected to have a Company Material Adverse Effect (defined below).

For purposes of this Agreement, “Company Material Adverse Effect” means a material adverse effect on the assets, business, financial condition, or results of operations of the Company and the Company Subsidiaries (as defined below) taken as a whole; provided, that, in no event shall any effects (whether alone or in combination) resulting from or arising in connection with any of the following be deemed to constitute, nor shall any of the following be taken into account in determining whether there has occurred, a Company Material Adverse Effect: (i) conditions generally affecting the industries in which the Company or the Company Subsidiaries participate or the U.S. or global economy or capital markets as a whole; (ii) any failure by the Company to meet internal projections or forecasts or revenue or earnings predictions; (iii) the execution, delivery, announcement or performance of the obligations under this Agreement or the announcement, pendency or anticipated consummation of the Merger; (iv) any pandemic (including COVID-19), natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; (v) any changes (after the date of this Agreement) in generally accepted accounting principles (“GAAP”), other applicable accounting rules or applicable law, or changes or developments in political, regulatory or legislative conditions, or (vi) the taking of any action required by this Agreement. At all times from January 31, 2022 (inception of the Company) through the date of this Agreement, the business and operations of the Company have been conducted exclusively through the Company. The Company does not control directly or indirectly or have any direct or indirect participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association which is not a Company Subsidiary.

2.2         Capitalization. The authorized capital stock of the Company consists of 1,000,000 shares of Company Common Stock, no par value per share, of which 275,000 shares are issued and outstanding as of the date hereof. No shares of Company Common Stock are held in the treasury of the Company. There are no outstanding options or warrants to purchase shares of Company Common Stock. The Company does not have any stock option plans and other stock or equity-related plans of the Company (each, an “Equity Plan”). The Company has provided Parent with a complete and accurate list of: (a) all stockholders of the Company, indicating the number of shares of Company Common Stock held by each such stockholder, and (b) all outstanding debt convertible into Company Common Stock, if any, indicating (i) the date of issue, (ii) the holder thereof, (iii) the unpaid principal amount thereof, (vi) the interest rate thereon, (v) the accrued and unpaid interest thereon, (vi) the number and class of shares of Company Common Stock into which such debt is convertible, and (vii) the conversion price thereof. All of the issued and outstanding shares of Company Common Stock are, and all shares of Company Common Stock that may be issued upon conversion of convertible debt, if any, will be (upon issuance in accordance with their terms), duly authorized, validly issued, fully paid, nonassessable and, effective as of the Effective Time, free of all preemptive rights, and have been or will be issued in accordance with applicable laws, including but not limited to, the Securities Act. There are no outstanding loans, debt, or other indebtedness or authorized options, warrants, securities, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any Company Common Stock or pursuant to which any outstanding Company Common Stock is subject to vesting. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company, or which will in any other way provide rights to others and/or limit the rights of the Company’s shareholders. All of the issued and outstanding shares of Company Common Stock were issued in compliance in all material respects with applicable securities laws. All of the issued and outstanding shares of capital stock of each Company Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All issued and outstanding shares of capital stock of each Company Subsidiary are owned by the Company free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests (as defined below), options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or a Company Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of the Company or a Company Subsidiary (except as contemplated by this Agreement and the other Transaction Documents). There are no outstanding stock appreciation, phantom stock or similar rights with respect to a Company Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of a Company Subsidiary. “Security Interest” means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic’s, materialmen’s, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money.

2.3         Authorization of Transaction. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the other transaction documents contemplated hereby (collectively, the “Transaction Documents”), and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

2.4         Compliance with Laws. Each of the Company and the Company Subsidiaries:

(a) and the conduct and operations of their respective businesses, are in compliance with each law applicable to the Company, any Company Subsidiary or any of their properties or assets, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect;

(b) has complied with all federal and state securities laws and regulations, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, and all prior issuances of its securities have been either registered under the Securities Act or exempt from registration;

(c) has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation or, within the past two years, the subject of any threat of material litigation; and

(d) is not and has not, and the past and present officers, directors and any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity (each an “Affiliate”). Affiliates of the Company are not and have not, been the subject of, nor does any officer or director of the Company have any reason to believe that the Company or any of its officers, directors or Affiliates are the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person or alleging a violation of securities laws. Additionally, none of the Company’s directors and executive officers has been involved in any of the following events in the past five (5) years:

(a)

any petition under the federal bankruptcy laws or any state insolvency laws filed by or against, or an appointment of a receiver, fiscal agent or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(d)

being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

(e)

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been reversed, suspended, or vacated;

(f)

being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(g)

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(h)

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has Disciplinary authority over its members or persons associated with a member.

2.5         Non-contravention. Subject to the filing of the Articles of Merger as required by the Wyoming Act, neither the execution and delivery by the Company of this Agreement or the other Transaction Documents, nor the consummation by the Company of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the Organizational Documents of the Company or any Company Subsidiary, as the case may be, (b) require on the part of the Company or any Company Subsidiary, as the case may be, any filing with, or permit, authorization, consent or approval of, any federal, state or local court, administrative or regulatory agency or commission or other governmental authority or instrumentality, domestic or foreign (“Governmental Entity”), other than required notification to the Financial Industry Regulatory Authority, Inc., (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company or any Company Subsidiary, as the case may be, is a party or by which either is bound or to which any of their assets are subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not reasonably be expected to have a Company Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby or by any of the other Transaction Documents or (ii) any notice, consent or waiver, the absence of which would not reasonably be expected to have a Company Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby or by any of the other Transaction Documents, (d) result in the imposition of any new Security Interest upon any assets of the Company or any Company Subsidiary or (e) violate any laws applicable to the Company or any Company Subsidiary, except for any violation which would not reasonably be expected to have a Company Material Adverse Effect.

2.6         Litigation. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (a “Legal Proceeding”) which is pending or, to the Company’s knowledge, threatened against the Company or any Company Subsidiary which (a) seeks either damages in excess of $50,000 individually or $100,000 in the aggregate, (b) if determined adversely to the Company or such Company Subsidiary, would have or be reasonably anticipated to have, individually or in the aggregate, a Company Material Adverse Effect or (c) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

2.7         Employees and Employee Benefits. The Company has no employees.

2.8         Assets. Each of the Company and Company Subsidiary owns or leases all tangible assets necessary for the conduct of its respective businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of the Company or any Company Subsidiary (tangible or intangible) is subject to any Security Interest.

2.9         Owned Real Property. Neither the Company nor any of its Subsidiaries owns any real property.

2.10         Real Property Leases. The Company has provided Parent with a list of all real property leased or subleased to or by the Company or any of its Subsidiaries which list sets forth the term of such lease, any extension and expansion options, and the rent payable thereunder.

2.11         Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company or any of its Subsidiaries.

2.12         Environmental Matters.

(a) Each of the Company and Company Subsidiary has complied with all applicable Environmental laws, except for violations of Environmental laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental law involving the Company or any of its Subsidiaries, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Environmental laws means any law, statute, ordinance, regulation, order or rule relating to: (a) the environment, including pollution, contamination, cleanup, preservation, protection and reclamation of the environment, (b) the protection of human health with respect to, or the exposure of employees or third parties to, any hazardous materials, (c) any release or threatened release of any hazardous materials, including investigation, assessment, testing, monitoring, containment, removal, remediation and cleanup of any such release or threatened release, (d) the management of any hazardous materials, including the use, labeling, processing, disposal, storage, treatment, transport, or recycling of any hazardous materials, or (e) the presence of hazardous materials in any building, physical structure, product or fixture.

(b) The Company has provided Parent with a list and complete and accurate copies of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company or any of its Subsidiaries

(whether conducted by or on behalf of the Company or its Subsidiaries or a third party, and whether done at the initiative of the Company or any of its Subsidiaries or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Company has possession of or to which it has access.

(c) To the knowledge of the Company, there is no material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any of its Subsidiaries.

2.13         Brokers’ Fees. Neither the Company nor any Company Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement or any of the other Transaction Documents.

2.14         Disclosure. No representation or warranty by the Company or a Company Subsidiary contained in this Agreement, and no statement contained in any document, certificate or other instrument delivered or to be delivered by or on behalf of the Company or a Company Subsidiary pursuant to this Agreement, including any of the other Transaction Documents, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Company has disclosed to the Parent all material information relating to the business of the Company and its Subsidiaries in order to effect the transactions contemplated by this Agreement and the other Transaction Documents.

2.15         Duty to Make Inquiry. To the extent that any of the representations or warranties in this Article II are qualified by “knowledge” or “belief,” each of the Company and the Company Subsidiaries represents and warrants that it has made due and reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, but not limited to, diligent inquiry by its directors, officers and key personnel and the directors, officers and key personnel of any such subsidiary.

2.16         Minute Books. The minute books and other similar records of the Company and each of its Subsidiaries contain, in all material respects, complete and accurate records of all actions taken at any meetings of directors (or committees thereof) and stockholders or actions by written consent in lieu of the holding of any such meetings since the time of organization of each such corporation through the date of this Agreement. The Company has provided true and complete copies of all such minute books and other similar records to the Parent’s representatives.

2.17         Board Action. The Board of Directors of the Company, by written consent: (a) has unanimously determined that the Merger and the other transactions contemplated by this Agreement and the other Transaction Documents are advisable and in the best interests of the Company’s stockholders and are on terms that are fair to such Company stockholders, (b) has caused the Company, in its capacity as the sole stockholder of each Company Subsidiary, to approve the Merger, this Agreement and all other applicable Transaction Documents by unanimous written consent, (c) adopted this Agreement and all other applicable Transaction Documents in accordance with the provisions of the Wyoming Act, and (d) directed that this Agreement, all other Transaction Documents and the Merger and all other transactions related thereto be submitted to the Company’s stockholders for their adoption and approval and resolved to recommend that the Company’s stockholders vote in favor of the adoption of this Agreement and the other Transaction Documents and the approval of the Merger and the transactions contemplated hereby and thereby in accordance with applicable law.

2.18         Intellectual Property. The Company owns no Intellectual Property. “Intellectual Property” means any or all of the following in any jurisdiction throughout the world: (a) trademarks, service marks, trade dress, trade names, logos, corporate names, Internet domain names, and all other designations of origin (together with the goodwill of the business symbolized by the foregoing), including all registrations and registration applications therefor; (b) inventions (whether or not patentable or reduced to practice), patents, patent applications and patent disclosures (together with all reissuances, continuations, continuations-in-part, divisionals, revisions, extensions and reexaminations thereof); (c) copyrights, mask works, and other works of authorship, and registrations and registration applications therefor, (d) rights or interests protected by non-statutory or common law evidenced by or embodied in any idea, design, concept, process, technology, invention, discovery, enhancement, improvement or information and data (including formulae, procedures, protocols, techniques and results of experimentation and testing), regardless of patentability, including trade secrets and know how; (e) computer software, including operating systems, applications, routines, interfaces, and algorithms, whether in source code or object code; (f) moral and economic rights of authors and inventors, however denominated; (g) all other proprietary and intellectual property rights however denominated; (h) all derivative works and improvements of any of the foregoing; and (i) all applications, registrations, extensions and renewals related to any of the foregoing, regardless of whether any of such rights arise under the laws of the United States or any other state, country or jurisdiction.

2.19         International Trade; Anti-Corruption.

(a) The Company and each of the Company Subsidiaries, their respective directors, officers, and employees (the “Company Relevant Persons”), and, to the knowledge of the Company, any agent, distributor, reseller or other Person acting on behalf of any of them (the “Other Relevant Persons”) are and have in the past five (5) years been in compliance with: (i) all applicable sanctions laws, including the economic sanctions laws administered by the U.S. Department of the Treasury, Office of Foreign Assets Control (“OFAC”), the United Kingdom and the European Union; (ii) any laws or regulations regarding the importation of goods, including those administered by U.S. Customs and Border Protection; (iii) all applicable export control laws, including the Export Administration Regulations and the International Traffic in Arms Regulations, related to the regulation of exports (including deemed exports), re-exports, transfers, releases, shipments, transmissions, imports or similar transfer of goods, technology, data, software or services, or any other transactions or business dealings, by or on behalf of the Company or the Company Subsidiaries; and (iv) U.S. anti-boycott regulations ((i) through (iv) collectively, “Customs & International Trade Laws”).

(b) None of the Company nor any of the Company Subsidiaries, nor the Company Relevant Persons, nor, to the knowledge of the Company, any Other Relevant Persons (i) have been or are designated on, or are owned or controlled by a party that has been or is designated on, any list of restricted parties (“Sanctioned Persons”) maintained by any applicable Governmental Authority, including OFAC’s Specially Designated Nationals and Blocked Persons List, OFAC’s list of Foreign Sanctions Evaders, OFAC’s Sectoral Sanctions Identifications List, the U.S. Department of Commerce’s (“DOC”) Denied Persons List, the DOC’s Entity List, the Debarred List maintained by the U.S. Department of State or the EU Consolidated List; (ii) have been resident, located, or organized in a jurisdiction that is or has in the last five (5) years been subject to a U.S. comprehensive embargo (including Cuba, Iran, North Korea, Sudan, Syria, Venezuela and the Crimea region of Ukraine) (a “Sanctioned Country”); or (iii) have engaged in any dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country.

(c) In the last five (5) years, neither the Company nor any Company Relevant Person or Other Relevant Person has (i) made, authorized, solicited or received any bribe, unlawful rebate, payoff, influence payment, or kickback, (iii) established or maintained any unlawful fund of corporate monies or properties, (iii) used any corporate funds for any illegal contributions, gifts, entertainment, hospitality, travel, or other unlawful expenses, (iv) directly or indirectly, made, offered, authorized, facilitated, or promised any payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or anything else of value, regardless of form or amount, to any official of a Governmental Authority or any other third party or (v) violated in any respect the U.S. Foreign Corrupt Practices Act, the UK Bribery Act 2010 or other applicable anti-corruption or anti-money laundering laws (“Anti-Corruption Laws”), in each case of (i) - (v), in connection with or relating to the business of the Company.

(d) There is no current investigation, allegation, request for information, notice, internal or, to the knowledge of the Company, external investigation or other inquiry by any Governmental Authority or any other third party regarding the actual or possible violation of Anti-Corruption Laws or Customs & International Trade Laws by the Company or any of its subsidiaries and in the last five (5) years neither the Company nor any of its subsidiaries have received any written notice that there is any investigation, allegation, request for information, or other inquiry by any Governmental Authority or any other third party, or made any voluntary or involuntary disclosure or conducted any internal investigation or audit, regarding any actual or possible violation of Anti-Corruption Laws or Customs & International Trade Laws.

2.20         Takeover Laws. The Board of Directors of the Company has granted all approvals and taken all actions necessary to exempt this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby from the provisions of Section 17-18-105 of the Wyoming Act so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement. No other anti-takeover, “fair price”, “moratorium”, “control share acquisition”, “business combination statute or regulation”, “supermajority”, “affiliate transactions” state or regulations, or other similar restrictions on business combinations or voting requirements, or other similar U.S., foreign, state or local anti-takeover law or regulations (including Section 17-18-105 of the Wyoming Act) (each a “Takeover Law”), applies, purports to apply or will apply at the date hereof or as of the Effective Time to this Agreement or the other Transaction Documents or the transactions contemplated hereby and thereby. The Company does not have any stockholder rights plan or “poison pill” in effect, including without limitation any agreement with a third-party trust or fiduciary entity with respect thereto.

2.21         Continuity of Business. Following the Merger, the Surviving Corporation will continue the Company’s historic business or use a significant portion of the Company’s historic business assets in a business as required by Section 368 of the Code and the Treasury Regulations promulgated thereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE MERGER SUBSIDIARY

The Parent and the Merger Subsidiary each represents and warrants to the Company that the statements contained in this Article III are and shall be true and correct as of the Closing Date. For purposes of this Article III, the phrase “to the knowledge of the Parent” or any phrase of similar import shall be deemed to refer to the actual knowledge of Robin Eves, the Parent’s Chief Executive Officer, as well as any other knowledge which such person would have possessed had such person made reasonable inquiry of the accountants and attorneys of the Parent.

3.1         Organization, Qualification and Corporate Power. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and the Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming. The Parent is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect (as defined below). The Parent has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Parent has furnished or made available to the Company complete and accurate copies of (a) the Organizational Documents of the Parent, or (b) the Organizational Documents of the Merger Subsdiary. Neither the Parent nor the Merger Subsidiary is in default under or in violation of any provision of its Organizational Documents or any agreement referred to in Section 3.15 or 3.16, except where such default or violation would not reasonably be expected to have a Parent Material Adverse Effect. For purposes of this Agreement, “Parent Material Adverse Effect” means a material adverse effect on the assets, business, financial condition, or results of operations of the Parent and the Parent Subsidiaries (defined in Section 3.5), taken as a whole, provided that in no event shall any effects (whether alone or in combination) resulting from or arising in connection with any of the following be deemed to constitute, nor shall any of the following be taken into account in determining whether there has occurred, a Parent Material Adverse Effect: (i) conditions generally affecting the industries in which the Parent or the Parent Subsidiaries participate or the U.S. or global economy or capital markets as a whole; (ii) any failure by the Parent to meet internal projections or forecasts or revenue or earnings predictions; (iii) the execution, delivery, announcement or performance of the obligations under this Agreement or the announcement, pendency or anticipated consummation of the Merger; (iv) any pandemic (including Covid-19), natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; (v) any changes (after the date of this Agreement) in GAAP, other applicable accounting rules or applicable law, or changes or developments in political, regulatory or legislative conditions, or (vi) the taking of any action required by this Agreement.

3.2         Capitalization. As of the date hereof, the authorized capital stock of the Parent consists of 500,000,000 shares of Parent Common Stock, $0.0001 par value per share, of which there are 81,937,325 shares of Parent Common Stock issued and outstanding. The Parent Common Stock is presently eligible for quotation on the OTC Markets Group Inc. (“OTC Markets”) and is not subject to any notice of suspension or delisting. All of the issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights and have been issued in accordance with applicable laws, including, but not limited to, the Securities Act. Parent does not have any Equity Plans. Parent has provided the Company with a complete and accurate list of: (a) all stockholders of Parent, indicating the number of shares of Parent Common Stock held by each such stockholder, and (b) all outstanding debt convertible into Parent Common Stock, if any, indicating (i) the date of issue, (ii) the holder thereof, (iii) the unpaid principal amount thereof, (vi) the interest rate thereon, (v) the accrued and unpaid interest thereon, (vi) the number and class of shares of Parent Common Stock into which such debt is convertible, and (vii) the conversion price thereof. There are no outstanding loans, debt, convertible debt and other indebtedness or authorized options, warrants, convertible notes, rights, agreements or commitments to which the Parent is a party or which are binding upon the Parent providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Parent. There are no agreements to which the Parent is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Parent. All of the issued and outstanding shares of Parent Common Stock were issued in compliance in all material respects with applicable federal and state securities laws. The Merger Shares to be issued upon Closing pursuant to Section 1.5 hereof, when issued and delivered in accordance with the terms hereof and of the Articles of Merger, shall be duly and validly issued, fully paid and nonassessable and free of all preemptive rights and will be issued in compliance with applicable federal and state securities laws.

3.3         Authorization of Transaction. Each of the Parent and the Merger Subsidiary has all requisite power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder and thereunder. The execution and delivery by the Parent and the Merger Subsidiary of this Agreement and the other Transaction Documents, and the consummation by the Parent and the Merger Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Parent and the Merger Subsidiary, respectively. Each of the documents included in the Transaction Documents has been duly and validly executed and delivered by the Parent or the Merger Subsidiary, as the case may be, and constitutes a valid and binding obligation of the Parent or the Merger Subsidiary, as the case may be, enforceable against each of them in accordance with the terms of such documents, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

3.4         Non-contravention. Subject to the filing of the Articles of Merger, neither the execution and delivery by the Parent or the Merger Subsidiary, as the case may be, of this Agreement or the other Transaction Documents, nor the consummation by the Parent or the Merger Subsidiary, as the case may be, of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the Organizational Documents of the Parent or the Merger Subsidiary, as the case may be, (b) require on the part of the Parent or the Merger Subsidiary, as the case may be, any filing with, or permit, authorization, consent or approval of, any Governmental Entity, other than required notification to the Financial Industry Regulatory Authority, Inc., (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Parent or the Merger Subsidiary, as the case may be, is a party or by which either is bound or to which any of their assets are subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not reasonably be expected to have a Parent Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby or by any of the other Transaction Documents or (ii) any notice, consent or waiver the absence of which would not reasonably be expected to have a Parent Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby or by any of the other Transaction Documents, (d) result in the imposition of any security interest upon any assets of the Parent or the Merger Subsidiary or (e) violate any laws applicable to the Parent or the Merger Subsidiary, except for any violation which would not reasonably be expected to have a Parent Material Adverse Effect.

3.5         Subsidiaries.

(a) The Parent has no subsidiaries other than the Merger Subsidiary. The Merger Subsidiary is an entity duly organized, validly existing and in corporate and good standing under the laws of the State of Wyoimng. The Merger Subsidiary was formed solely to effectuate the Merger and has not conducted any business operations since its organization. The Parent has delivered or made available to the Company complete and accurate copies of the Organizational Documents of the Merger Subsidiary. The Merger Subsidiary has no assets other than minimal paid-in capital, has no liabilities or other obligations, and is not in default under or in violation of any provision of its Organizational Documents. All of the issued and outstanding shares of capital stock of the Merger Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All issued and outstanding shares of capital stock of the Merger Subsidiary are owned by the Parent free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Parent or the Merger Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of the Parent or the Merger Subsidiary. There are no: (i) outstanding stock appreciation, phantom stock or similar rights with respect to the Merger Subsidiary; or (b) voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Merger Subsidiary.

(b) At all times from September 6, 2007 (inception of the Parent) through the date of this Agreement, the business and operations of the Parent have been conducted exclusively through the Parent.

(c) The Parent does not control directly or indirectly or have any direct or indirect participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association which is not the Merger Subsidiary.

3.6         SEC Reports and Prior Registration Statement Matters. The Parent has furnished or made available to the Company, or provided an SEC link to, complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal years ended December 31, 2018 through December 31, 2022, as filed with the SEC, which contained audited balance sheets of the Parent as of such periods and the related statements of operation, changes in shareholders’ equity and cash flows, (b) its most recently Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as filed with the SEC and (c) all other reports filed by the Parent under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC (such reports are collectively referred to herein as the “Parent Reports”). The Parent Reports constitute all of the documents required to be filed or furnished by the Parent with the SEC, including under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act, through the date of this Agreement. The Parent Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the staff of the SEC with respect to any of the Parent Reports. As of their respective dates, the Parent Reports, including any financial statements, schedules or exhibits included or incorporated by reference therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Merger Subsidiary is not required to file or furnish any forms, reports or other documents with the SEC. No order suspending the effectiveness of any registration statement of Parent under the Securities Act or the Exchange Act has been issued by the SEC and, to Parent’s knowledge, no proceedings for that purpose have been initialed or threatened by the SEC.

3.7         Compliance with Laws. Each of the Parent and the Merger Subsidiary:

(a) and the conduct and operations of their respective businesses, are in compliance with applicable law, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect;

(b) has complied with all federal and state securities laws and regulations, including being current in all of its respective reporting obligations under such federal and state securities laws and regulations, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, and all prior issuances of its respective securities have been either registered under the Securities Act or exempt from registration;

(c) has not been the subject of any voluntary or involuntary bankruptcy proceeding, and has not been a party to any material litigation or, within the past two years, the subject of any threat of material litigation;

(d) is not and has not, and the past and present officers, directors and Affiliates of the Parent are not and have not, been the subject of, nor does any officer or director of the Parent have any reason to believe that the Parent or any of its officers, directors or Affiliates are the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person or alleging a violation of securities laws; and

(e) is not a “blank check company” as such term is defined by Rule 419 of the Securities Act.

3.8         Financial Statements. The audited financial statements and unaudited interim financial statements of the Parent included in the Parent Reports (collectively, the “Parent Financial Statements”) (a) complied as to form in all material respects with applicable accounting requirements and, as appropriate, the published rules and regulations of the SEC with respect thereto when filed, (b) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (c) fairly present in all material respects the financial condition, results of operations and cash flows of the Parent as of the respective dates thereof and for the periods referred to therein, and (d) are consistent in all material respects with the books and records of the Parent.

3.9         Absence of Certain Changes. Since the date of the balance sheet contained in the most recent Parent Report, (a) there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Parent Material Adverse Effect, and (b) neither the Parent nor the Merger Subsidiary has taken any of the actions set forth in paragraphs (a) through (m) of Section 4.5.

3.10         Undisclosed Liabilities. Neither the Parent nor the Merger Subsidiary has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the balance sheet contained in the most recent Parent Report, (b) liabilities which have arisen since the date of the balance sheet contained in the most recent Parent Report in the ordinary course of business which do not exceed $25,000 in the aggregate, and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

3.11         Off-Balance Sheet Arrangements. Neither the Parent nor the Merger Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar contract or arrangement (including any contract or arrangement relating to any transaction or relationship between or among the Parent and the Merger Subsidiary, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Parent or the Merger Subsidiary in the Parent’s published financial statements or other Parent Reports.

3.12         Tax Matters.

(a)    Since December 31, 2021, Parent has filed on a timely basis any return (including any information return), report, election, estimated tax filing, custom filing, declaration, claim for refund, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any legal requirement relating to any Tax, including any amendments, supporting schedules or attachments thereto (“Tax Returns”) that it was required to file, and all such Tax Returns were complete and accurate in all material respects. Parent is not nor has it ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns. Parent has paid on a timely basis all means any federal, state, local, foreign or other taxes, including without limitation income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, withholding taxes, stamp taxes, transfer taxes and property taxes, whether or not measured in whole or in part by net income (“Taxes”) that were due and payable. The unpaid Taxes of Parent for tax periods through the date of the balance sheet contained in the most recent Parent Report do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on such balance sheet. Parent does not have any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included Parent during a prior period). All Taxes that Parent is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

(b)    Notwithstanding anything in this Agreement to the contrary, following the Effective Time, the Parent’s bank account shall be left with a balance of not less than $10,000 (the “Indemnification Amount”). Should there be any claim of taxes due by the Parent for any period prior to the Effective Time, the amount of such claim shall first be paid by the Indemnification Amount, with any remaining balance to be the responsibility of the Parent.

(b) The Parent has delivered or made available to the Company complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Parent or any of the Parent Subsidiaries since December 31, 2021. No examination or audit of any Tax Return of the Parent by any Governmental Entity is currently in progress or, to the knowledge of the Parent, threatened or contemplated. The Parent has not been informed by any jurisdiction that the jurisdiction believes that the Parent was required to file any Tax Return that was not filed. The Parent has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

3.13         Assets. The Parent owns or leases all tangible assets necessary for the conduct of its respective businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of the Parent (tangible or intangible) is subject to any Security Interest.

3.14         Owned Real Property. Neither the Parent nor the Merger Subsidiary owns any real property.

3.15         Real Property Leases. The Parent leases office space at 295 Madison Avenue, New York, NY 10017 and land at its testing facility in Gilette, Wyoming. Other than these two leases, neither the Parent nor any Parent Subsidiary leases or subleases any real property. Merger Subsidiary does not lease any property.

3.16         Contracts.

(a) The Merger Subsidiary is not a party to any contract other than this Agreement. Parent has delivered to the Company complete and accurate lists the following agreements (written or oral) to which the Parent or any of the Parent Subsidiaries is a party as of the date of this Agreement:

(i)	any agreement (or group of related agreements) for the lease of personal property from or to third parties;

(ii)	any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services;

(iii)	any agreement establishing a partnership or joint venture;

(iv)

any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

(v)

any agreement that purports to limit in any material respect the right of the Parent or any of the Parent Subsidiaries to engage in any line of business, or to compete with any person or operate in any geographical location;

(vi)	any employment or consulting agreement;

(vii)	any agreement involving any current or former officer, director or stockholder of the Parent or any Affiliate thereof;

(viii)	any agreement under which the consequences of a default or termination would reasonably be expected to have a Parent Material Adverse Effect;

(ix)

any agreement which contains any provisions requiring the Parent or any of the Parent Subsidiaries to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business);

(x)	any other agreement (or group of related agreements) either involving more than $5,000 or not entered into in the Ordinary Course of Business; and

(xi)

any agreement, other than as contemplated by this Agreement relating to the sales of securities of the Parent or any of the Parent Subsidiaries to which the Parent or such Parent Subsidiary is a party.

(b) The Parent has delivered or made available to the Company a complete and accurate copy of each agreement listed above. With respect to each agreement listed above: (i) the agreement is legal, valid, binding and enforceable and in full force and effect, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity whether applied in a court of law or a court of equity; (ii) the agreement will not, as a result of the execution and delivery by the Parent of this Agreement or any of the other Transaction Documents or the consummation by the Parent of the transactions contemplated hereby or thereby, cease to be a legal, valid, binding and enforceable obligation of the Parent, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity, or to be in full force and effect in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Parent nor any of the Parent Subsidiaries nor, to the knowledge of the Parent, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Parent, is threatened, which, after the giving of notice, with lapse of time or otherwise, would constitute a breach or default by the Parent or any of the Parent Subsidiaries or, to the knowledge of the Parent, any other party under such contract.

3.17         Accounts Receivable. Neither the Parent nor the Merger Subsidiary have any current receivables.

3.18         Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Parent or the Merger Subsidiary.

3.19         Insurance. The Parent has provided to the Company a complete and accurate list and a complete and accurate copy of each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Parent or any of the Parent Subsidiaries is a party. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Parent and the Parent Subsidiaries. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, neither the Parent nor any of the Parent Subsidiaries may be liable for retroactive premiums or similar payments, and the Parent and the Parent Subsidiaries are otherwise in compliance in all material respects with the terms of such policies. The Parent has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy.

3.20         Litigation. As of the date of this Agreement, there is no Legal Proceeding which is pending or, to the Parent’s knowledge, threatened against the Parent or the Merger Subsidiary which, if determined adversely to the Parent or such subsidiary, could have, individually or in the aggregate, a Parent Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement or any of the other Transaction Documents. For purposes of this section, any such pending or threatened Legal Proceedings where the amount at issue exceeds or could reasonably be expected to exceed the lesser of $10,000 per Legal Proceeding or $25,000 in the aggregate shall be considered to possibly result in a Parent Material Adverse Effect hereunder.

3.21         Employees.

(a)    Neither the Parent nor the Merger Subsidiary has any employees, except for each of the principal executive officers of the Parent, Robin Eves (“Eves”) and Aiden Neary (“Neary”). Each of Eves and Neary entered into a two year employment agreement with the Parent effective July 1, 2020 (each, and “Employment Agreement”). The Employment Agreements automatically renewed for an additional two year term. Eves, as chief executive officer and president, receives an annual salary of $525,000 and received a signing bonus of 7,500 restricted shares of Parent Common Stock upon execution of the Employment Agreement. Neary, as chief operating officer and chief financial officer, receives an annual salary of $500,000 and received a signing bonus of 7,500 restricted shares of the Parent Common Stock upon execution of the Employment Agreement. Neither Eves nor Neary receive compensation for serving as a director of the Board of Directors of the Parent.

(b) Neither the Parent nor the Merger Subsidiary is a party to or bound by any collective bargaining agreement, nor have any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Parent has no knowledge of any organizational effort made or threatened, either currently or since the date of organization of the Parent, by or on behalf of any labor union with respect to employees of the Parent or any of the Parent Subsidiaries.

3.22         Employee Benefits. Neither the Parent nor the Merger Subsidiary or trade or business, that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA maintains, sponsors or contributes to or in the past has maintained, sponsored or contributed to any Employee Benefit Plan or multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

3.23         Environmental Matters.

(a) Each of the Parent and the Parent Subsidiaries has complied with all applicable Environmental Laws, except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. There is no pending or, to the knowledge of the Parent, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Parent or any of the Parent Subsidiaries, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b) Parent has provided the Company with a complete and accurate list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Parent or any of the Parent Subsidiaries (whether conducted by or on behalf of the Parent or the Parent Subsidiaries or a third party, and whether done at the initiative of the Parent or any of the Parent Subsidiaries or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Parent has possession of or access to. Parent has also provided t he Company with a complete and accurate copy of each such document.

(c) To the knowledge of the Parent, there is no material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Parent or any of the Parent Subsidiaries.

3.24         Permits. Parent has provided the Company with a complete and accurate list of all authorizations, approvals, clearances, permits, licenses, registrations, certificates, orders, approvals or exemptions from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) (“Parent Permits”) issued to or held by the Parent or any of the Parent Subsidiaries. Such listed permits are the only Parent Permits that are required for the Parent and any of the Parent Subsidiaries to conduct their respective businesses as presently conducted except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. Each such Parent Permit is in full force and effect and, to the knowledge of the Parent, no suspension or cancellation of such Parent Permit is threatened and there is no basis for believing that such Parent Permit will not be renewable upon expiration. Each such Parent Permit will continue in full force and effect immediately following the Closing.

3.25         Certain Business Relationships with Affiliates. No Affiliate of the Parent or of any of the Parent Subsidiaries (a) owns any property or right, tangible or intangible, which is used in the business of the Parent or any of the Parent Subsidiaries, (b) has any claim or cause of action against the Parent or any of the Parent Subsidiaries, or (c) owes any money to, or is owed any money by, the Parent or any of the Parent Subsidiaries. Section 3.26 of the Parent Disclosure Schedule describes any transactions involving the receipt or payment in excess of $1,000 in any fiscal year between the Parent or any of the Parent Subsidiaries and any Affiliate thereof which have occurred or existed since the beginning of the time period covered by the Parent Financial Statements.

3.26         Tax-Free Reorganization.

(a) The Parent (i) is not an “investment company” as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code; (ii) has no present plan or intention to liquidate the Surviving Corporation or to merge the Surviving Corporation with or into any other corporation or entity, or to sell or otherwise dispose of the capital stock of the Surviving Corporation which the Parent will acquire in the Merger, or to cause the Surviving Corporation to sell or otherwise dispose of its assets, all except in the ordinary course of business or if such liquidation, merger or disposition is described in Section 368(a)(2)(C) or Treasury Regulation Section 1.368-2(d)(4) or Section 1.368-2(k); and (iii) has no present plan or intention, following the Merger, to issue any additional shares of capital stock of the Surviving Corporation or to create any new class of capital stock of the Surviving Corporation.

(b) The Merger Subsidiary is the wholly-owned subsidiary of the Parent, formed solely for the purpose of engaging in the Merger, and will carry on no business prior to the Merger.

(c) Immediately prior to the Merger, the Parent will be in control of Merger Subsidiary within the meaning of Section 368(c) of the Code.

(d) Immediately following the Merger, the Surviving Corporation will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by the Company immediately prior to the Merger (for purposes of this representation, amounts used by the Company to pay reorganization expenses, if any, will be included as assets of the Company held immediately prior to the Merger).

(e) The Parent has no present plan or intention to reacquire any of the Merger Shares.

(f) The Merger Subsidiary will have no liabilities assumed by the Surviving Corporation and will not transfer to the Surviving Corporation any assets subject to liabilities in the Merger.

3.27         Brokers’ Fees. Neither the Parent nor any of the Parent Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement or any of the other Transaction Documents.

3.28         Disclosure. No representation or warranty by the Parent or the Merger Subsidiary contained in this Agreement, and no statement contained in the any document, certificate or other instrument delivered or to be delivered by or on behalf of the Parent or the Merger Subsidiary pursuant to this Agreement, including any of the other Transaction Documents, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Parent has disclosed to the Company all material information relating to the business of the Parent and it’s the Parent Subsidiaries in order to effect the transactions contemplated by this Agreement and the other Transaction Documents.

3.29         Interested Party Transactions. Since September 6, 2007, to the knowledge of the Parent, no officer, director or stockholder of the Parent or any “affiliate” (as such term is defined in Rule 12b-2 under the Exchange Act) or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such person or entity currently has or has had since the date of the Parent’s organization, either directly or indirectly, (a) an interest in any person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Parent or any of the Parent Subsidiaries or (ii) purchases from or sells or furnishes to the Parent or any of the Parent Subsidiaries any goods or services, or (b) a beneficial interest in any contract or agreement to which the Parent or any of the Parent Subsidiaries is a party or by which it may be bound or affected. Neither the Parent nor any of the Parent Subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Parent or any of the Parent Subsidiaries.

3.30         Duty to Make Inquiry. To the extent that any of the representations or warranties in this Article III are qualified by “knowledge” or “belief,” each of the Parent and the Merger Subsidiary represents and warrants that it has made due and reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, but not limited to, diligent inquiry by its directors, officers and key personnel and the directors, officers and key personnel of the Parent Subsidiary.

3.31         Accountants. MaloneBailey, LLP (the “Parent Auditor”) is and has been throughout the periods covered by the financial statements of the Parent for the most recently completed fiscal year and through the date hereof (a) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002), (b) “independent” with respect to the Parent within the meaning of Regulation S-X and (c) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board. Schedule 3.33 of the Parent Disclosure Schedule lists all non-audit services performed by Parent Auditor for the Parent and/or any of the Parent Subsidiaries. Except as set forth on Section 3.33 of the Parent Disclosure Schedule, the report of the Parent Auditor on the financial statements of the Parent for the past fiscal year did not contain an adverse opinion or a disclaimer of opinion, or was qualified as to uncertainty, audit scope, or accounting principles, although it did express uncertainty as to the Parent’s ability to continue as a going concern. During the Parent’s most recent fiscal year and the subsequent interim periods, there were no disagreements with the Parent Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. None of the reportable events listed in Item 304(a)(1)(iv) or (v) of Regulation S-K occurred with respect to the Parent Auditor.

3.32         Minute Books. The minute books and other similar records of the Parent and each of the Parent Subsidiaries contain, in all material respects, complete and accurate records of all actions taken at any meetings of directors (or committees thereof) and stockholders or actions by written consent in lieu of the holding of any such meetings since the time of organization of each such corporation through the date of this Agreement. The Parent has provided true and complete copies of all such minute books and other similar records to the Company’s representatives.

3.33         Board Action. The Parent’s Board of Directors (a) has unanimously determined that the Merger and the other transactions contemplated by this Agreement and the other Transaction Documents are advisable and in the best interests of the Parent’s stockholders and are on terms that are fair to such Parent stockholders, (b) has caused the Parent, in its capacity as the sole stockholder of the Merger Subsidiary, and the Board of Directors of the Merger Subsidiary, to approve the Merger, this Agreement and all other applicable Transaction Documents by unanimous written consent, (c) adopted this Agreement and all other applicable Transaction Documents in accordance with the provisions of the Nevada Revised Statutes (the “NRS”), and (d) directed that this Agreement, all other Transaction Documents and the Merger and all other transactions related thereto be submitted to the Parent’s stockholders for their adoption and approval and resolved to recommend that the Parent stockholders vote in favor of the adoption of this Agreement and the other Transaction Documents and the approval of the Merger and the transactions contemplated hereby and thereby.

3.34          Takeover Laws. The Parent’s Board of Directors has granted all approvals and taken all actions necessary to exempt this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby from the provisions of the NRS, so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement. No other anti-takeover, “fair price”, “moratorium”, “control share acquisition”, “business combination statute or regulation”, “supermajority”, “affiliate transactions” state or regulations, or other similar restrictions on business combinations or voting requirements, or other similar U.S., foreign, state or local anti-takeover law or regulations (including Sections 78.422 et seq. of the NRS), applies, purports to apply or will apply at the date hereof or as of the Effective Time to this Agreement or the other Transaction Documents or the transactions contemplated hereby and thereby. The Parent does not have any stockholder rights plan or “poison pill” in effect, including without limitation any agreement with a third-party trust or fiduciary entity with respect thereto.

3.35         Intellectual Property.

(a) Parent has provided to the Company a complete and accurate list of all (i) trademark and service mark registrations and pending registration applications, unregistered trademarks or service marks, Internet domain name registrations and trade names, (ii) patents and pending patent applications, and (iii) copyright registrations and pending registration applications, in each case, that are owned by the Parent or any of the Parent Subsidiaries, including, to the extent applicable, the date of registration or application and name of registration body where the registration or application was made.

(b) The conduct of Parent’s business, as currently conducted by Parent and the Parent Subsidiaries, does not infringe, misappropriate, dilute or otherwise violate any Person’s Intellectual Property rights, and there is no claim of any such infringement or violation pending or to the knowledge of Parent threatened against Parent or any of the Parent Subsidiaries.

(c) To the knowledge of the Parent, no Person is infringing, misappropriating, diluting or otherwise violating any Parent Intellectual Property, and no claim of any such infringement, misappropriation, dilution or violation is pending or threatened against any Person by the Parent. Since the date of Parent’s organization, neither Parent nor any of the Parent Subsidiaries has received written notice from any third party alleging that the operation of Parent’s business as currently conducted or of the Parent’s or any of the Parent Subsidiaries’ products infringes, misappropriates, dilutes or otherwise violates the Intellectual Property of any third party in a manner that has or could reasonably be expected to result in a Parent Material Adverse Effect.

(d) The Parent has not transferred ownership of, or granted any exclusive license with respect to, any Parent Intellectual Property used in the conduct of Parent’s business as currently conducted to any third party. The Parent has not performed developments for any third party, except where the Parent owns or retains a right to use any Intellectual Property developed in connection therewith that is used in or necessary for the operation of Parent’s business.

(e) The Parent has taken commercially reasonable steps to protect its rights in confidential information and trade secrets or any trade secrets or confidential information of third parties provided to the Parent.

(f) No Parent Intellectual Property is subject to any Legal Proceeding.

3.36         International Trade; Anti-Corruption.

(a) The Parent and the Merger Subsidiary, their respective directors, officers, and employees (the “Parent Relevant Persons”), and, to the knowledge of the Parent, any agent, distributor, reseller or other Person acting on behalf of any of them (the “Other Relevant Persons”) are and have in the past five (5) years been in compliance with all Customs & International Trade Laws.

(b) None of the Parent, Merger Subsidiary, the Parent Relevant Persons, nor, to the knowledge of the Parent, any Other Relevant Persons: (i) are Sanctioned Persons on OFAC’s list of Foreign Sanctions Evaders, OFAC’s Sectoral Sanctions Identifications List, the DOC’s Denied Persons List, the DOC’s Entity List, the Debarred List maintained by the U.S. Department of State or the EU Consolidated List; (ii) have been resident, located, or organized in a jurisdiction that is a Sanctioned Country; or (iii) have engaged in any dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country.

(c) In the last five (5) years, neither the Parent nor any Parent Relevant Person or Other Relevant Person has: (i) made, authorized, solicited or received any bribe, unlawful rebate, payoff, influence payment, or kickback; (iii) established or maintained any unlawful fund of corporate monies or properties; (iii) used any corporate funds for any illegal contributions, gifts, entertainment, hospitality, travel, or other unlawful expenses; (iv) directly or indirectly, made, offered, authorized, facilitated, or promised any payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or anything else of value, regardless of form or amount, to any official of a Governmental Authority or any other third party; or (v) violated in any respect any Anti-Corruption Laws, in each case of (i) - (v), in connection with or relating to the business of the Parent.

(d) There is no current investigation, allegation, request for information, notice, internal or, to the knowledge of the Parent, external investigation or other inquiry by any Governmental Authority or any other third party regarding the actual or possible violation of Anti-Corruption Laws or Customs & International Trade Laws by the Parent and in the last five (5) years Parent has not received any written notice that there is any investigation, allegation, request for information, or other inquiry by any Governmental Authority or any other third party, or made any voluntary or involuntary disclosure or conducted any internal investigation or audit, regarding any actual or possible violation of Anti-Corruption Laws or Customs & International Trade Laws.

ARTICLE IV

COVENANTS

4.1         Closing Efforts. Each of the Parties shall use its best efforts, to the extent commercially reasonable in light of the circumstances (“Reasonable Best Efforts”), to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including without limitation using its Reasonable Best Efforts to ensure that (a) its representations and warranties remain true and correct in all material respects through the Closing Date, and (b) the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

4.2         Governmental and Third-Party Notices and Consents.

(a) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and the other Transaction Documents and to otherwise comply with all applicable laws in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

(b) The Company shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties.

4.3         Operation of Company Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall (and shall cause each Company Subsidiary to) conduct its respective operations in the Ordinary Course of Business and in material compliance with all laws applicable to the Company, any Company Subsidiary or any of their respective properties or assets and, to the extent consistent therewith, use Reasonable Best Efforts to preserve intact its respective current business organization, keep its respective physical assets in good working condition, keep available the services of its respective current officers and employees and preserve its respective relationships with customers, suppliers and others having business dealings with the Company and any Company Subsidiary to the end that its respective goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time, the Company shall not (and shall cause each Company Subsidiary not to), without the written consent of the Parent (which shall not be unreasonably withheld or delayed) and except as contemplated by this Agreement:

(a) issue or sell, or redeem or repurchase, any stock or other securities of the Company or any warrants, options or other rights to acquire any such stock or other securities (except pursuant to the conversion or exercise of outstanding convertible securities or Company Options or Company Warrants outstanding on the date hereof), or amend any of the terms of (including without limitation the vesting of) any such convertible securities or options or warrants;

(b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

(c) create, incur or assume any indebtedness for borrowed money (including obligations in respect of capital leases) except in the Ordinary Course of Business or in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

(d) acquire, sell, lease, license or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any Company Subsidiary or any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the Ordinary Course of Business;

(e) mortgage or pledge any of its property or assets (including without limitation any shares or other equity interests in or securities of any Company Subsidiary or any corporation, partnership, association or other business organization or division thereof), or subject any such property or assets to any Security Interest;

(f) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

(g) amend its Organizational Documents;

(h) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

(i) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

(j) institute or settle any Legal Proceeding;

(k) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in: (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue in any material respect; or (ii) any of the conditions to the Merger set forth in Article V not being satisfied; or

(l) agree in writing or otherwise to take any of the foregoing actions.

4.4         Access to Company Information.

(a) During the period from the date of this Agreement to the Effective Time, the Company shall (and shall cause each Company Subsidiary to) permit representatives of the Parent to have reasonable access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and the Company Subsidiaries) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company and each Company Subsidiary.

(b) The Parent: (i) shall treat and hold as confidential any Company Confidential Information (as defined below); (ii) shall not use any of the Company Confidential Information except in connection with this Agreement; and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Company all tangible embodiments (and all copies) thereof which are in its possession.

For purposes of this Agreement, “Company Confidential Information” means any information of the Company or any Company Subsidiary that is furnished to the Parent or any of the Parent Subsidiaries by the Company or any Company Subsidiary in connection with this Agreement and any other Transaction Documents; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly other than as a result of non-permitted disclosure by the Parent, any of the Parent Subsidiaries or their respective directors, officers, or employees, (B) which, after disclosure, becomes available publicly through no fault of the Parent, any of the Parent Subsidiaries or their respective directors, officers, or employees, (C) which the Parent or any of the Parent Subsidiaries knew or to which the Parent or any of the Parent Subsidiaries had access prior to disclosure, provided that the source of such information is not known by the Parent or any of the Parent Subsidiaries to be bound by a confidentiality obligation to the Company or any Company Subsidiary, or (D) which the Parent or any of the Parent Subsidiaries rightfully obtains from a source other than the Company or a Company Subsidiary, provided that the source of such information is not known by the Parent or any of the Parent Subsidiaries to be bound by a confidentiality obligation to the Company or any Company Subsidiary.

4.5         Operation of Parent Business. Except as contemplated by this Agreement or any other Transaction Document, during the period from the date of this Agreement to the Effective Time, the Parent shall conduct its operations in the Ordinary Course of Business and in material compliance with all laws applicable to the Parent or any of its properties or assets and, to the extent consistent therewith, use Reasonable Best Efforts to preserve intact its respective current business organization, keep its respective physical assets in good working condition, keep available the services of its respective current officers and employees and preserve its respective relationships with customers, suppliers and others having business dealings with Parent to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time, the Parent shall not, without the written consent of the Company (which shall not be unreasonably withheld or delayed):

(a) issue or sell, or redeem or repurchase, any stock or other securities of the Parent or any Parent Subsidiary, or any rights, warrants or options to acquire any such stock or other securities, except as contemplated by, and in connection with the Transaction Documents;

(b) split, combine or reclassify any shares of the capital stock of Parent or any Parent Subsidiary; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of Parent or the Merger Subsidiary;

(c) create, incur or assume any indebtedness, other than in connection with the Agreement, any other Transaction Document (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

(d) enter into, adopt or amend any Parent benefit plan or any employment or severance agreement or arrangement or increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its respective directors, officers or employees, generally or individually, or pay any bonus or other benefit to its respective directors, officers or employees;

(e) acquire, sell, lease, license or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any Parent Subsidiary or any corporation, partnership, association or other business organization or division thereof);

(f) mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

(g) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

(h) amend its or the Merger Subsidiary’s Organizational Documents (except as contemplated hereby);

(i) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

(j) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any contract or agreement;

(k) institute or settle any Legal Proceeding;

(l) take any action or fail to take any action permitted by this Agreement or any other Transaction Document with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Parent or the Merger Subsidiary set forth in this Agreement or such other Transaction Document becoming untrue in any material respect or (ii) any of the conditions to the Merger set forth in Article V not being satisfied; or

(m) agree in writing or otherwise to take any of the foregoing actions.

4.6         Access to Parent Information.

(a) The Parent shall (and shall cause the Merger Subsidiary to) permit representatives of the Company to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Parent and the Merger Subsidiary) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel of or pertaining to the Parent and the Merger Subsidiary.

(b) Each of the Company and any Company Subsidiary: (i) shall treat and hold as confidential any Parent Confidential Information (as defined below); (ii) shall not use any of the Parent Confidential Information except in connection with this Agreement; and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Parent all tangible embodiments (and all copies) thereof which are in its possession.

For purposes of this Agreement, “Parent Confidential Information” means any information of the Parent that is furnished to the Company or any Company Subsidiary by the Parent in connection with this Agreement; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly other than as a result of non-permitted disclosure by the Company, any Company Subsidiary or their respective directors, officers, or employees, (B) which, after disclosure, becomes available publicly through no fault of the Company or any Company Subsidiary or their respective directors, officers, or employees, (C) which the Company or any Company Subsidiary knew or to which the Company or Company Subsidiary had access prior to disclosure, provided that the source of such information is not known by the Company or any Company Subsidiary to be bound by a confidentiality obligation to the Parent or any Parent Subsidiary, or (D) which the Company or any Company Subsidiary rightfully obtains from a source other than the Parent or a Parent Subsidiary, provided, that the source of such information is not known by the Company or any Company Subsidiary to be bound by a confidentiality obligation to the Parent.

4.7         Expenses. The costs and expenses of the Parties (including legal fees and expenses of the Parent and the Company) incurred in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby shall be paid by the Party incurring such costs and expenses.

4.8         Indemnification. The Parent shall not, and shall cause the Surviving Corporation not to, after the Effective Time, take any action to alter or impair any exculpatory or indemnification provisions now existing in the Organizational Documents of the Company for the benefit of any individual who served as a director or officer of the Company at any time prior to the Effective Time, except for any changes which may be required to conform with changes in applicable law and any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Effective Time. For the avoidance of doubt, the Parent will not, after the Effective Time, the Parent and Surviving Corporation will not, except in accordance with applicable law, alter, change or otherwise amend the rights to indemnification right and protections afforded to the officers and directors of the Parent serving immediately before the Effective Time. The Parent agrees to hold harmless and indemnify any individual who served as a director or officer of the Parent prior to the Effective Time for any causes of action, lawsuits or claims asserted against such officer or director arising out of, and related to, such role with the Company prior to the effective time to the fullest extent permitted by applicable law, the Parent’s Organizational Documents.

4.9         Quotation of Parent Common Stock. The Parent shall take whatever steps are necessary to cause the shares of Parent Common Stock to remain eligible for quotation on the OTC Markets.

4.10         Name and Fiscal Year Change. The Parent shall take all necessary steps to enable it to change its corporate name to such name as is agreeable to the Company as of the Effective Time, if the Parent has not already done so prior to the Effective Time.

4.11         Directors and Officers of Parent. At or prior to the Closing, the Board of Directors of Parent shall, take the following action, to be effective upon the Effective Time to: (a) increase the size of Parent’s Board of Directors to 5 members; (b) elect to the Board of Directors of Parent the persons who were directors of the Company immediately prior to the Closing; and (c) appoint as the officers of Parent those persons who were the officers of the Company immediately prior to the Closing, or, in either case with regard to clauses (b) and (c), such other persons designated by the Company. All of the persons serving as directors of Parent immediately prior to the Closing shall resign immediately following the election of the new directors, and all of the persons serving as officers of Parent immediately prior to the Closing shall resign immediately following the appointment of the new officers.

4.12         Information Provided to Stockholders. As applicable, the Company shall prepare, with the cooperation of the Parent, information to be sent to the holders of shares of Company Common Stock in connection with receiving their approval of the Merger, this Agreement and related transactions, and the Parent shall prepare, with the cooperation of the Company, information to be sent to the holders of shares of Parent Common Stock and, if applicable, Parent Preferred Stock in connection with receiving their approval of the Merger, this Agreement and related transactions. The Parent and the Company shall each use Reasonable Best Efforts to cause information provided to such party’s stockholders to comply with applicable federal and state securities laws requirements. Each of the Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the information sent, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other’s counsel and auditors in the preparation of the information to be sent to the stockholders of each Party. The Company will promptly advise the Parent, and the Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or the Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the information provided to such stockholders in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The information sent by the Company shall contain the recommendation of the Board of Directors of the Company that the holders of shares of Company Common Stock approve the Merger and this Agreement and the related transactions and the conclusion of the Board of Directors of the Company that the terms and conditions of the Merger are advisable and fair and in the best interests of the Company and such holders. The information sent by the Parent shall contain the recommendation of the Board of Directors of the Parent that the holders of shares of Parent Common Stock approve the Merger and this Agreement and the related transactions and the conclusion of the Board of Directors of the Parent that the terms and conditions of the Merger are advisable and fair and in the best interests of the Parent and such holders. Anything to the contrary contained herein notwithstanding, neither the Company nor the Parent shall include in the information provided to its respective stockholders any information with respect to the other party or its Affiliates or associates, the form and content of which information shall not have been approved by such party in its reasonable discretion prior to such inclusion.

ARTICLE V

CONDITIONS TO CONSUMMATION OF MERGER

5.1         Conditions to Each Party’s Obligations. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions:

(a) The Company shall have obtained (and shall have provided copies thereof to the Parent) the written consents of (i) all of the members of its Board of Directors, (ii) a majority of the issued and outstanding shares of Company Common Stock to approve the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which the Company is a party, in form and substance reasonably satisfactory to the Parent; and

(b)    The Parent and the Company shall have completed all necessary legal due diligence to their reasonable satisfaction.

5.2         Conditions to Obligations of the Parent and the Merger Subsidiary. The obligation of each of the Parent and the Merger Subsidiary to consummate the Merger is subject to the satisfaction (or waiver by the Parent) of the following additional conditions:

(a) The number of Dissenting Shares shall not exceed 10% of the number of outstanding shares of Company Common Stock as of the Effective Time;

(b) The Company and the Company Subsidiaries shall have obtained (and shall have provided copies thereof to the Parent) all other waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Company or any Company Subsidiary, except such waivers, permits, consents, approvals or other authorizations the failure of which to obtain or effect does not, individually or in the aggregate, have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(c) The representations and warranties of the Company set forth in this Agreement (when read without regard to any qualification as to materiality or Company Material Adverse Effect contained therein) shall be true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as though made as of the Effective Time (provided, however, that to the extent such representation and warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date), except for any untrue or incorrect representations and warranties that, individually or in the aggregate, do not have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(d) The Company shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time, except for such non-performance or non-compliance as does not have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(e) No Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect; (f) the Company shall have delivered to the Parent and the Merger Subsidiary a copy of each written consent received from a Company Stockholder consenting to the Merger together with a certification from each such Company Stockholder that such person is either an “accredited investor” or not a “U.S. Person” as such terms are defined in Regulation D and Regulation S, respectively, under the Securities Act;

(f) The Company shall have delivered to the Parent and the Merger Subsidiary a certificate (the “Company Certificate”) to the effect that each of the conditions specified in clauses (a) and (b) (with respect to the Company’s due diligence of the Parent) of Section 5.1 and clauses (a) through (e) (insofar as clause (e) relates to Legal Proceedings involving the Company or a Company Subsidiary) of this Section 5.2 is satisfied in all respects; and

(g) The Company shall have delivered to the Parent and the Merger Subsidiary a certificate, validly executed by the Secretary of the Company, certifying as to (i) true, correct and complete copies of the Organizational Documents of the Company; (ii) the valid adoption of resolutions of the board of directors and stockholders of the Company (whereby this Agreement, the Merger and the transactions contemplated hereunder were unanimously approved by the board of directors and the requisite vote of the stockholders of the Company); (iii) a good standing certificate from the Secretary of State of the State of Wyoming dated within five (5) Business Days prior to the Closing Date; and (iv) incumbency and signatures of the officers of the Company executing this Agreement or any other agreement contemplated by this Agreement.

5.3         Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

(a) The Parent shall have obtained (and shall have provided copies thereof to the Company) the written consents of (i) all of the members of its Board of Directors, (ii) all of the members of the Board of Directors of Merger Subsidiary, (iii) the sole stockholder of Merger Subsidiary, and (iv) holders of more than 50% of the Parent Common Stock outstanding immediately prior to the Effective Time, in each case to the execution, delivery and performance by each such entity of this Agreement and/or the other Transaction Documents to which each such entity a party, in form and substance reasonably satisfactory to the Company;

(b) The Parent shall have obtained (and shall have provided copies thereof to the Company) all of the other waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Parent or any of the Parent Subsidiaries, except for waivers, permits, consents, approvals or other authorizations the failure of which to obtain or effect does not, individually or in the aggregate, have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(c) The representations and warranties of the Parent set forth in this Agreement (when read without regard to any qualification as to materiality or Parent Material Adverse Effect contained therein) shall be true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as though made as of the Effective Time (provided, however, that to the extent such representation and warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date), except for any untrue or incorrect representations and warranties that, individually or in the aggregate, do not have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(d) Each of the Parent and the Merger Subsidiary shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time, except for such non-performance or non-compliance as does not have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement and the other Transaction Documents;

(e) No Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement and the other Transaction Documents or (ii) cause any of the transactions contemplated by this Agreement and the other Transaction Documents to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(f) The Parent shall have delivered to the Company a certificate to the effect that each of the conditions specified in clauses (a) and (b) (with respect to the Parent’s due diligence of the Company) of Section 5.1 and clauses (a) through (e) (insofar as clause (e) relates to Legal Proceedings involving the Parent or the Merger Subsidiary) of this Section 5.3 is satisfied in all respects;

(g) Each of the Parent and Merger Subsidiary shall have delivered to the Company a certificate, validly executed by Secretary of the Parent or the Merger Subsidiary, as applicable, certifying as to (i) true, correct and complete copies of its respective Organizational Documents; (ii) the valid adoption of resolutions of the board of directors and stockholders of the Parent or Merger Subsidiary, as applicable (whereby this Agreement and the other Transaction Documents, the Merger and the transactions contemplated hereunder and thereunder were unanimously approved by the board of directors and the requisite vote of the stockholders of Parent or the Merger Subsidiary, as applicable); (iii) a good standing certificate from the Secretary of State of each of the State of Nevada and the State of Wyoming, as applicable, dated within five (5) Business Days prior to the Closing Date; and (iv) incumbency and signatures of the officers of the Parent or the Merger Subsidiary, as applicable, executing this Agreement or any other agreement contemplated by this Agreement;

(h) The Company shall have received an official stockholder list from Parent’s transfer agent and registrar showing that as of immediately prior to the Effective Time there are 81,937,325 shares of Parent Common Stock and no shares of Parent Preferred Stock issued and outstanding; and

(i) The Parent shall have delivered to the Company: (i) evidence that the Parent’s Board of Directors is authorized to consist of five (5) directors; (ii) evidence of the resignations of all individuals who served as directors and/or officers of the Parent immediately prior to the Effective Time, which resignations shall be effective as of the Effective Time; (iii) evidence of the appointment of the new directors as mutually agreed upon by the Company and Parent to serve as directors of the Parent immediately following the Effective Time; and (iv) evidence of the appointment of such executive officers of the Parent to serve immediately following the Effective Time as shall have been designated by the Company.

ARTICLE VI

TERMINATION

6.1         Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the Parties, provided that such consent to terminate is in writing and is signed by each of the Parties.

6.2         Termination for Failure to Close. This Agreement may be terminated, by any Party, if the Closing Date shall not have occurred by May 15, 2023; provided, that, the right to terminate this Agreement pursuant to this Section 6.2 shall not be available to any Party whose breach of any provision of this Agreement results in the failure of the Closing to have occurred by such time.

6.3         Termination by Operation of Law. This Agreement may be terminated by any Party hereto if there shall be any statute, rule or regulation issued by a Governmental Entity of competent jurisdiction that renders consummation of the transactions contemplated by this Agreement and the other Transaction Documents (the “Contemplated Transactions”) illegal or otherwise prohibited, or a court of competent jurisdiction or any Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and non-appealable.

6.4         Termination for Failure to Perform Covenants or Conditions. This Agreement may be terminated prior to the Effective Time:

(a) By the Parent and the Merger Subsidiary if: (i) any of the conditions set forth in Section 5.2 hereof have not been fulfilled in all material respects by the Closing Date or otherwise waived by the Parent; (ii) the Company shall have breached or failed to observe or perform in any material respect any of its covenants or obligations under this Agreement if such breach is not cured within ten (10) days of written notice of such breach from Parent (to the extent such breach is curable); or (iii) as otherwise set forth herein; provided that Parent and

Merger Subsidiary may not exercise the right in this Section 6.4(a) if either of them are then in breach of any provision of this Agreement; or

(b) By the Company if: (i) any of the conditions set forth in Section 5.3 hereof have not been fulfilled in all material respects by the Closing Date or otherwise waived by the Company; (ii) the Parent or the Merger Subsidiary shall have breached or failed to observe or perform in any material respect any of its covenants or obligations under this Agreement if such breach is not cured within ten (10) days of written notice of such breach from the Company (to the extent such breach is curable); or (iii) as otherwise set forth herein; provided that Company may not exercise the right in this Section 6.4(b) if it is then in breach of any provision of this Agreement;.

6.5         Effect of Termination or Default; Remedies. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto to any other Party, after the date of such termination, provided that such Party is a Non-Defaulting Party (as defined below). The foregoing shall not relieve any Party from liability for damages actually incurred as a result of such Party’s breach of any term or provision of this Agreement.

6.6         Remedies; Specific Performance. In the event that any Party shall fail or refuse to consummate the Contemplated Transactions or if any default under or breach of any representation, warranty, covenant or condition of this Agreement on the part of any Party (the “Defaulting Party”) shall have occurred that results in the failure to consummate the Contemplated Transactions, then in addition to the other remedies provided herein, the non-defaulting Party (the “Non-Defaulting Party”) shall be entitled to seek and obtain money damages from the Defaulting Party, or may seek to obtain an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that the Non-Defaulting Party seeking such protection must file its request with such court within forty-five (45) days after it becomes aware of the Defaulting Party’s failure, refusal, default or breach. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys’ fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.

ARTICLE VII

MISCELLANEOUS

7.1         Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of all of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing Party shall use Reasonable Best Efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

7.2         No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in Article I concerning issuance of the Merger Shares is intended for the benefit of the Company Stockholders.

7.3         Entire Agreement. This Agreement (together with the other Transaction Documents) constitutes the entire agreement among the Parties and supersedes any prior or contemporaneous understandings, agreements or representations by or among the Parties (other than as set forth in the other Transaction Documents), written or oral, with respect to the subject matter hereof.

7.4         Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties.

7.5         Counterparts and Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Electronic signatures delivered by e-mail, .pdf or other electronic transmission (such as DocuSign)

shall be sufficient and binding as if they were originals and such delivery shall constitute valid delivery of this Agreement.

7.6         Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

7.7         Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and may be made electronically via email. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered (a) four Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid; (b) one Business Day after it is sent for next Business Day delivery via a reputable nationwide overnight courier service; or (c) upon receipt of electronic transmission (as contemplated by the last paragraph of this Section 7.7), in each case to the intended recipient as set forth below:

If to the Company or the Company Stockholders:	Copy (which copy shall not constitute notice hereunder) to:
NewStream Energy Technology Group, Inc.	Lucosky Brookman LLP
1610 Wynkoop Street	101 Wood Avenue South
Denver, Colorado 80202	Woodbridge, NJ 08830
Attn: Patrick Imeson, CEO	Attn: Lawrence Metelitsa
Email: Patrick.imeson@bdfin.com	Email: lmetelitsa@lucbro.com

If to the Parent or the Merger Subsidiary (prior to the Closing):	Copy (which copy shall not constitute notice hereunder) to:
Clean Coal Technologies, Inc.	Aiden Neary
295 Madison Avenue	295 Madison Avenue
12th Floor	12th Floor
New York, NY, 10017	New York, NY10017
Attn: Robin Eves, CEO	Email: aneary@cleancoaltechnologiesinc.com
Email: reves@cleancoaltechnoloigesinc.com

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

7.8         Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wyoming without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdictions other than those of the State of Wyoming.

7.9         Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

7.10         Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

7.11         Submission to Jurisdiction. Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of Wyoming and any state appellate court therefrom within the State of Wyoming in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Wyoming for such Parties and irrevocably waives, to the fullest extent permitted by applicable law, and covenants not to assert or plead any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 7.7. Nothing in this Section 7.11, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

7.12         WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

7.13         Survival. Except with respect to Article III, none of the representations or warranties in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Effective Time.

7.14         Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Agreement and Plan of Merger and Reorganization as of the date first above written.

CLEAN COAL TECHNOLOGIES, INC.

By: ____________________________

Name: Robin Eves

Title: Chief Executive Officer

NEWSTREAM ACQUISITION CORP.

By: ____________________________

Name: Robin Eves

Title: President

NEWSTREAM ENERGY TECHNOLOGY GROUP, INC.

By: ____________________________

Name: Patrick Imeson

Title: Chief Executive Officer

[Signature Page(s) to Clean Coal – New Stream Merger Agreement]

Schedule 1.5(a)

Merger Shares

Name	Merger Shares	Post-Closing Percentage
NewStream Shareholders	275,000,000	77.04%